Exhibit 99.1

PRESS RELEASE

Contact:

Denise T. Powell

Sr. Director, Corporate Communications

Threshold Pharmaceuticals, Inc.

650-474-8206

dpowell@thresholdpharm.com

THRESHOLD PHARMACEUTICALS COMPLETES $35 MILLION PRIVATE EQUITY FINANCING

REDWOOD CITY, CA – October 6, 2009 – Threshold Pharmaceuticals, Inc. (Nasdaq: THLD), today announced the completion of its previously announced private placement of common stock and warrants. Investors in the offering purchased units consisting of one share of common stock and a warrant to purchase 0.4 of a share of common stock at a purchase price of $1.91, which is equal to the consolidated closing bid price of the common stock as reported on the Nasdaq Capital Market for September 29, 2009, plus $0.05. The warrants have an exercise price equal to $2.23 per share, subject to adjustment under certain circumstances, and an expiration date of October 5, 2014. The Company raised gross proceeds of approximately $35 million and issued approximately 18.3 million shares of common stock and warrants to purchase approximately 7.3 million shares of common stock.

The Company intends to use the net proceeds of this private placement for research and development, working capital and general corporate purposes.

MTS Securities, LLC, an affiliate of MTS Health Partners and Reedland Capital Partners, an institutional division of Financial West Group served as co-placement agents in the offering.

“I am pleased that we have been able to complete this financing with some of the highest quality investors doing biotechnology deals today,” said Barry Selick, Ph.D., Threshold’s chief executive officer. “Response assessments in over 90 solid tumor patients suggest that TH-302 is active in monotherapy and combination therapy, particularly in patients with metastatic melanoma, refractory lung cancer, soft tissue sarcoma, and pancreatic cancer. The proceeds from this financing will enable the company to generate the additional clinical data required to define and undertake the optimal registration strategy for this very promising drug candidate.”

The shares and warrants sold in the private placement and the shares issuable upon the exercise of the related warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (“SEC”) or through an applicable exemption from SEC registration requirements. The shares and warrants were offered and sold only to accredited investors. Threshold has agreed to file a registration statement with the SEC covering the resale of the shares issued in the private placement and the shares issuable upon the exercise of the warrants.

1300 Seaport Boulevard, Suite 500, Redwood City, CA 94063 tel: 650.474.8200 fax: 650.474.2529 www.thresholdpharm.com

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities referred to in this news release in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of the Company’s common stock under the resale registration statement referred to in this news release will be made only by means of a prospectus.

About Threshold Pharmaceuticals

Threshold is a biotechnology company focused on the discovery and development of drugs targeting Tumor Hypoxia, the low oxygen condition found in microenvironments of most solid tumors. This approach offers broad potential to treat most solid tumors. By selectively targeting tumor cells, we are building a pipeline of drugs that hold promise to be more effective and less toxic to healthy tissues than conventional anticancer drugs. For additional information, please visit the website (www.thresholdpharm.com).

Forward-Looking Statements

Except for statements of historical fact, the statements in this press release are forward-looking statements, including statements regarding Threshold’s product candidate TH-302 and clinical trial results and anticipated results, potential therapeutic uses and benefits of Threshold’s product candidates and financial results, estimates, projections and requirements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, Threshold’s ability to commence, enroll or complete its anticipated clinical trials, whether such results are confirmed in subsequent trials, the time and expense required to conduct such clinical trials and analyze data, issues arising in the regulatory or manufacturing process, the results of such clinical trials (including product safety issues and efficacy results) and Threshold’s ability to attract and retain employees. Further information regarding these and other risks is included under the heading “Risk Factors” in Threshold’s Quarterly Report on Form 10-Q, which was filed with the Securities Exchange Commission on August 6, 2009 and is available from the SEC’s website (www.sec.gov) and on our website (www.thresholdpharm.com) under the heading “Investors.” The forward-looking statements set forth in this news release are valid only as of the date hereof and Threshold undertakes no duty to update any statement made in this news release.

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1300 Seaport Boulevard, Suite 500, Redwood City, CA 94063 tel: 650.474.8200 fax: 650.474.2529 www.thresholdpharm.com